UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

WORKSPORT LTD.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

WORKSPORT LTD.

2500 N America Dr

West Seneca, NY 14224

T: (888) 554-8789

www.worksport.com

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
AND INFORMATION STATEMENT

To the Holders of Common Stock of Worksport Ltd.,

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.0001 per share (the “Common Stock”), of Worksport Ltd., a Nevada corporation (the “Company”), as of the close of business on the record date, March 27, 2024 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on March 27, 2024, the Company received written consent from the holder of approximately 61.34% of the voting stock (the “Majority Stockholder”) of the Company in lieu of a stockholders’ meeting.

On March 18, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Purchaser”) in connection with a registered direct public offering (the “Offering”) of 2,372,240 shares of Common Stock and pre-funded warrants to purchase 1,477,892 shares of Common Stock as a shelf takedown pursuant to the Registration Statement on Form S-3 (File No. 333-267696) filed by the Company on September 30, 2023 and declared effective by the Securities and Exchange Commission on October 13, 2023(the “Registration Statement”). In connection with the Offering, in a concurrent private offering, the Company issued the Purchaser warrants to purchase 7,700,264 shares of Common Stock for $0.74 per share for a period of five years, commencing on September 20, 2024, until the fifth anniversary of the initial exercise date, or September 20, 2029. Under the Warrants, the Company agreed that it would obtain written consent from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting to approve, under the Nasdaq rules, the issuance of the shares of Common Stock underlying the Warrants.

Steven Rossi, our Chief Executive Officer, President, and Chairman, holds 100 shares of Series A Preferred Stock, representing 100% of the Series A Preferred Stock outstanding. According to the Certificate of Designation of the Series A Preferred Stock, the Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding. Mr. Rossi, as the Majority Stockholder, approved the issuance of the Warrant Shares underlying the Warrants on March 27, 2024, by written consent in lieu of a stockholders’ meeting.

You are urged to read this Information Statement in its entirety to learn about the actions taken by the Company’s Majority Stockholder. The actions will become effective no earlier than twenty (20) calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You are not required to take any action. The enclosed Information Statement informs you that the foregoing actions have been approved by the Majority Stockholder. Because the Majority Stockholder voted in favor of the preceding actions and has sufficient voting power to approve such actions, no other stockholder consent will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about April 8, 2024 to stockholders of record on the Record Date.

By Order of the Board of Directors,

/s/ Steven Rossi
Chief Executive Officer and Chairman

April 8, 2024

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WORKSPORT LTD.

2500 N America Dr

West Seneca, NY 14224

T: (888) 554-8789

www.worksport.com

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

April 8, 2024

GENERAL INFORMATION

Worksport Ltd., a Nevada corporation, is sending you this Notice and Information Statement to notify you of an action that a holder of approximately 61.34% of the outstanding voting capital stock of the Company (the “Majority Stockholder”) has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” and “Worksport” are to Worksport Ltd., a Nevada corporation, and, to the extent applicable, its subsidiaries. The Company will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries, and other parties to forward this Information Statement to beneficial owners of the common stock they hold on record.

Background

On March 18, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a certain institutional investor (the “Purchaser”), pursuant to which the Company sold in a registered direct offering (the “Offering”), an aggregate of (i) 2,372,240 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,477,892 shares of Common Stock (the “Pre-funded Warrant Shares”). The offering price per Share was $0.74, and the offering price per Pre-funded Warrant was $0.7399. The Shares, Pre-funded Warrants, and Pre-funded Warrants Shares were offered under a shelf registration statement on Form S-3 (Registration No. 333-267696), filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 30, 2023 and declared effective by the SEC on October 13, 2023, as supplemented by a prospectus supplement and accompanying base prospectus dated March 18, 2024, filed with the SEC on March 19, 2024, under Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The closing date of the Offering was March 20, 2024 (the “Closing Date”).

Under the Securities Purchase Agreement, on March 20, 2024, the Company also issued the Purchaser unregistered warrants (the “Warrants”) in a concurrent private offering with the Offering under Section 4(a)(2) and/or Rule 506(b) of the Securities Act.

The Warrants are exercisable for an aggregate of 7,700,264 shares of Common Stock (the “Warrant Shares”) commencing six months after the date of issuance, September 20, 2024, until the fifth anniversary of the initial exercise date, September 20, 2029, for $0.74 per share, subject to adjustment for stock splits, reorganization, recapitalizations, and other events disclosed in the Warrants.

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The Company is currently listed on the Nasdaq Capital Market and is subject to the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). The issuance of the Warrant Shares issuable upon the exercise of the Warrants implicates certain of the Nasdaq listing standards requiring prior stockholder approval in order to maintain our listing on Nasdaq.

Under the Warrants, we agreed that we would (i) obtain written consent from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting to approve, under Nasdaq rules, the issuance of Warrant Shares upon the exercise of the Warrants and (ii) file an information statement on Schedule 14C under Section 14 of the Securities Exchange Act of 1934, as amended, disclosing such stockholder approval on or prior to the date that is 15 days following the Closing Date.

As of the date hereof, Steven Rossi, the President and the Chief Executive Officer of the Company, owns 100 shares of our outstanding Series A Preferred Stock, which is entitled to 51% voting power of the outstanding voting stock eligible to vote at a meeting of the Company’s stockholders.

Steven Rossi, our Chief Executive Officer, President, and Chairman, holds 100 shares of Series A Preferred Stock, representing 100% of the Series A Preferred Stock outstanding. According to the Certificate of Designation of the Series A Preferred Stock, the Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding. Mr. Rossi, the Majority Stockholder, approved the issuance of the Warrant Shares underlying the Warrants on March 27, 2024, by written consent in lieu of a stockholders’ meeting. The Written Consent by the Majority Stockholder constitutes the only stockholder approval required under the Nevada Revised Statutes, Nasdaq Listing Rules 5635(b) and 5635(d), our Articles of Incorporation, and our bylaws to approve the issuance of the Warrant Shares upon the exercise of the Warrants. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Because Mr. Rossi, as the Majority Stockholder, has voted in favor of the foregoing actions and has sufficient voting power to approve such actions, no other stockholder consent will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on March 27, 2024, as the Record Date for determining the stockholders entitled to notice of the above-noted actions. This Information Statement is being mailed on or about April 8, 2024, to stockholders of record on the Record Date.

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement, and we will not independently provide our stockholders with any such right.

The actions taken by written consent of the Majority Stockholder will not become effective until twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

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VOTE REQUIRED; MANNER OF APPROVAL

Approval to authorize the Board to issue the shares underlying the Warrant Agreement requires the affirmative vote of the holders of a majority of the voting power of the Company. In accordance with the Company’s bylaws, the Board has fixed March 27, 2024, as the Record Date for determining the stockholders entitled to vote or give written consent.

As of the Record Date, there were (i) 24,100,413 shares of Common Stock outstanding, with each share of Common Stock entitled to one vote, and (ii) 100 shares of Series A Preferred Stock outstanding. According to the Certificate of Designation of the Series A Preferred Stock, the Series A Preferred Stock votes together with the Common Stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the Common Stock, regardless of how many shares of Series A Preferred Stock is outstanding.

Steven Rossi, our Chief Executive Officer, President, and Chairman, holds 100% of the outstanding shares of Series A Preferred Stock. On March 27, 2024, by delivery of the Written Consent, Mr. Rossi, as the Majority Stockholder, approved the issuance of the Warrant Shares issuable upon the exercise of the Warrants by providing written consent as to 2,492,539 votes of Common Stock and 12,291,210 votes of Series A Preferred Stock, representing an aggregate of 14,783,749 votes, or approximately 61.34% of the voting capital of the Company outstanding. Accordingly, the majority of votes necessary to authorize the issuance of the Warrant Shares underlying the Warrants was received.

No other stockholder consent will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. This Information is first being mailed on or about April 8, 2024 to our stockholders and is being delivered to inform you of the corporate action described herein. On March 27, 2024, the Majority Stockholder executed and delivered to the Company the Written Consent. Accordingly, in compliance with the Nevada Revised Statutes, at least a majority of the total voting stock of the Company has approved the issue of the Warrants. As a result, no vote or proxy is required by the stockholders to approve the adoption of such actions.

This Information Statement is being furnished to all holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely to inform stockholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the Stockholder Consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Per Rule 14c-2 under the Exchange Act, the corporate action taken by the Written Consent will not become effective earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to Common Stockholders as of the Record Date. This Information Statement provides a comprehensive overview of the action approved by the holder of a majority of our outstanding voting capital stock entitled to vote on the corporate action discussed in this Information Statement.

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DISSENTER’S RIGHTS

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Note, Warrants, Shares, and the Common Stock issuable upon conversion of the Note and upon the exercise of Warrants.

DESCRIPTION OF THE WARRANTS

Below is a summary of key terms of the Warrants:

Exercise Period and Price

The Warrants are exercisable for $0.74 per share of Common Stock commencing six months after the date of issuance, or September 20, 2024, until the five and a half-year anniversary date of the date of issuance, or September 20, 2029, for $0.74 per share, subject to adjustment as discussed below.

Cashless Exercise

If at the time of exercise of the Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

Stockholder Approval

The Company agreed to obtain written consent from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting to approve, under the Nasdaq rules, the issuance of shares of Common Stock upon the exercise of the Warrants.

Exercise Limitation

Any holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own more than 4.99% (or, upon the election of the holder, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock, or other property to our stockholders.

Fundamental Transactions

In the event of a Fundamental Transaction (as defined in the Warrant), the surviving entity would be required to assume the Company’s obligations under the Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Warrant will have the option to either (i) exercise the Warrant before the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black Scholes Value (as defined in the Warrant).

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The issuance of the Warrants under the Securities Purchase Agreement was made under the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder because the offering of the Warrants did not involve a public offering of securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table presents information about our Common Stock’s beneficial ownership as of March 27, 2024, for (i) each named executive officer and director; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares a person can acquire within sixty days are considered issued and outstanding for that person but not others. This table does not imply beneficial ownership admission by anyone listed.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (2)
Directors and Executive Officers:
Steven Rossi CEO, President, and Chairman	2,592,539	(3)	10.71%

Michael Johnston Chief Financial Officer	—		—

Lorenzo Rossi Director	—		—

William Caragol Director	90,000	(4)	*	%

Craig Loverock Director	90,000	(5)	*	%

Ned L. Siegel Director	90,000	(6)	*	%

All officers and directors as a group (6 persons)	2,862,539		11.72%

5%+ Shareholders:
None

*Less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o Worksport Ltd., 2500 N America Drive, West Seneca, NY 14224.
(2)	Based on 24,100,413 shares of common stock outstanding as of March 27, 2024.

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(3)	Includes 100,000 shares of common stock issuable upon the exercise of vested options for $5.50 per share until August 6, 2021. Mr. Rossi also owns 100 shares of Series A Preferred Stock which entitles him to 51% of the voting power of the Company’s outstanding voting capital stock.
(4)	Includes (i) 15,000 shares of restricted shares of common stock granted on September 6, 2021, and that vested on January 1, 2022, (ii) 15,000 shares of common stock issuable upon the exercise of vested options for $5.50 per share until August 6, 2026, (iii) 20,000 shares of common stock issuable upon the exercise of vested options for $2.51 per share until December 29, 2026 and (iv) 40,000 shares of common stock issuable upon the exercise of vested options at $1.66 per share until January 30, 2033.
(5)	Includes (i) 15,000 shares of restricted shares of common stock granted on September 6, 2021, and that vested on September 6, 2021, (ii) 15,000 shares of common stock issuable upon the exercise of vested options for $5.50 per share until July 23, 2026, (iii) 20,000 shares of common stock issuable upon the exercise of vested options for $2.51 per share until December 29, 2026 and (iv) 40,000 shares of common stock issuable upon the exercise of vested options for $1.66 per share until January 30, 2033.
(6)	Includes (i) 15,000 shares of restricted shares of common stock granted on September 6, 2021, and that vested on January 1, 2022, (ii) 15,000 shares of common stock issuable upon the exercise of vested options for $5.50 per share until August 6, 2026, (iii) 20,000 shares of common stock issuable upon the exercise of vested options for $2.51 per share until December 29, 2026, and (iv) 40,000 shares of common stock issuable upon the exercise of vested options for $1.66 per share until January 30, 2033.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions, and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events, or developments that the Company intends, expects, or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

IMPORTANT NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements along with historical data. Phrases like “can,” “will,” “plans,” “expects,” “believes,” and similar terms are used to identify forward-looking statements. These statements discuss our expectations for future events or our future performance. It is important to note that these forward-looking statements are only our predictions as of now, and actual events or results could differ for various reasons. We are not obligated to update these statements if things change, except as required by law.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us using the contact details provided. If you currently receive multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

NO ACTION NEEDED FROM STOCKHOLDERS

As a stockholder, you do not need to take any action in response to this document. However, the law requires us to send you this information at least twenty (20) days before any corporate action can be taken.

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MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports and other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Worksport Ltd., 2500 N America Dr, West Seneca, NY 14224, Attn: Secretary, or by telephoning the Company at (888) 554-8789.

By Order of the Board of Directors,

/s/ Steven Rossi
Chief Executive Officer and Chairman of the Board of Directors

April 8, 2024

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